Exhibit 99.1

Business Process Outsourcing Services,
inclusive of International Business Machines Corporation's
Customer Relationship Management and Insurance Outsourcing Businesses
Combined Financial Statements
December 31, 2012

Business Process Outsourcing Services inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Independent Auditors Report

To Management of International Business Machines Corporation
We have audited the accompanying combined financial statements of the Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses (the "Business"), which comprise the combined statement of financial position as of December 31, 2012, and the related combined statement of earnings, comprehensive income, cash flows and changes in equity/(deficit) for the year then ended.
Management's Responsibility for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. in making those risk assessments, we consider internal control relevant to the company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Businesses at December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Emphasis of a Matter
As discussed in Notes A and D, the Businesses and their parent, International Business Machines Corporation, engage in extensive intercompany transactions, and the Businesses rely on their parents for a substantial amount of their operational and administrative support for which they are allocated costs on a basis that management believes is appropriate in the circumstances. The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the combined financial statements had the Businesses been entities operated independently of the parent.

/s/ PricewaterhouseCoopers LLP
New York, New York
September 12, 2013

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

 Combined Statement of Earnings

($ in millions)
For the year ended December 31:	Notes	2012
Revenue:
Services and products		$1,288.4
Total revenue		1,288.4
Cost:
Services and products		1,043.7
Total cost		1,043.7
Gross profit		244.7
Expense and other income:
Selling, general and administrative		169.2
Research, development and engineering	K	6.4
Other (income) and expense		5.8
Total expense and other income		181.4
Income before income taxes		63.3
Provision for income taxes	J	32.1
Net income		$31.2

Amounts may not add due to rounding.
The accompanying footnotes are an integral part of the combined financial statements.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Combined Statement of Comprehensive Income

($ in millions)
For the year ended:	Dec 2012
Net income	$ 31.2
Retirement-related benefits plans	(0.1)
Other comprehensive income before tax
Foreign currency translation adjustments	3.5
Other comprehensive income	3.5
Total Comprehensive income	$ 34.5

Amounts may not add due to rounding.
The accompanying footnotes are an integral part of the combined financial statements.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

 Combined Statement of Financial Position

($ in millions)
At December 31:	Notes	2012
Assets
Current assets:
Accounts receivable - trade (net of allowances of $0.2) and other		139.3
Deferred taxes	J	13.2
Other current assets	G	47.1
Total current assets		199.7
Property, plant and equipment		57.0
Less: Accumulated depreciation		(38.9)
Property, plant and equipment - net	E	18.0
Intangible assets-net	F	1.6
Deferred taxes	J	2.1
Goodwill	B	100.9
Other assets	G	96.6
Total assets		$ 418.9

Liabilities and equity
Current liabilities:
Accounts payable		$ 33.6
Taxes	J	7.3
Compensation and benefits		54.8
Deferred income		35.6
Other accrued expenses and liabilities		45.4
Total current liabilities		176.7
Deferred income		30.0
Compensation and benefits		3.8
Other liabilities	J	22.3
Total liabilities		232.7
Contingencies and commitments	I,L
Equity:
IBM's net investment		185.8
Accumulated other comprehensive income		0.3
Total equity		186.1
Total liabilities and equity		$ 418.9

Amounts may not add due to rounding.
The accompanying footnotes are an integral part of the combined financial statements.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Combined Statement of Cash Flows

($ in millions)
For the year ended December 31:	2012
Cash flows from operating activities
Net Income	$31.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	8.9
Amortization of Intangibles	0.2
Stock-based compensation	6.6
Provision for Deferred Taxes	(5.3)
Changes in operating assets and liabilities:
Receivables	36.5
Retirement related	1.4
Other assets/liabilities	(4.2)
Accounts payable	(7.6)
Net cash provided by operating activities	67.6
Cash flows from investing activities
Payments for plant and other property	(12.0)
Net cash used in investing activities	(12.0)
Cash flows from financing activities
Net IBM investment	(55.6)
Net cash used in financing activities	(55.6)
Cash at January 1*	—
Cash at December 31*	$—
Amounts may not add due to rounding.
The accompanying footnotes are an integral part of the combined financial statements.
*IBM uses a centralized approach to cash management. Refer to Note A.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

 Combined Statement of Changes in Equity/(Deficit)

($ in millions)
FY 2012 December	Net IBM Investment	Accumulated Other Comprehensive Income/(Loss)	Total Equity
Equity, January 1, 2012	$210.2	$(3.2)	$207.0
Net IBM investment	(55.6)		(55.6)
Net income plus other comprehensive income
Net income	31.2		31.2
Foreign currency translation adjustments		3.5	3.5
Total net income plus other comprehensive income	—		34.7
Equity, December 31, 2012	$185.8	$0.3	$186.1

Amounts may not add due to rounding.
The accompanying footnotes are an integral part of the combined financial statements.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Note A
Description of Business and Basis of Presentation

Business Process Outsourcing services represent services that deliver improved business results to clients through the strategic change and / or operation of the client’s business processes, applications and infrastructure. Global Processing Services (“GPS”), a part of International Business Machines Corporation (“IBM” or the “company”), is the unit that delivers a range of offerings consisting of standardized through transformational solutions including processing platforms and business process outsourcing.

The Combined Financial Statements for the period ending December 31, 2012 represent the aggregation of two IBM businesses, Customer Relationship Management (“CRM”) and IBM Insurance Outsourcing (“IIOS”) business, herein referred to as (the “Businesses”). Both of these businesses are aggregated within IBM’s GPS business.

CRM offerings have been carved out of GPS and consist of services offerings which assist companies in managing relationships with its customers. The key offerings within this business are: Multichannel Customer Experience (call center solutions for customer fulfillment, customer service, marketing and sales support), Technical and Product Support, Collections, and Health solutions (managed services and solutions across a health plan value chain).
IIOS, a wholly owned subsidiary, offers a broad range of administrative services and software licensing to affiliated and nonaffiliated insurance companies through its third-party administrative units. Although IIOS provides administrative services and processes underwriting transactions for its clients, it does not assume any insurance risk.
We have presented the Businesses on a combined basis as we believe these meet the definition of related businesses. The Combined Financial Statements have been derived from the accounting records of IBM using the historical assets, liabilities and results of operations directly attributable to the Businesses. For the IIOS subsidiary, all direct revenues and expenses attributable to the business inclusive of Parent allocations for certain costs and expenses, including but not limited to employee labor and benefits, have been separately maintained in a separate ledger. For CRM, due to the fact that this business, along with other businesses within IBM GPS has heretofore not previously been reported separately, assumptions were required to “carve out” certain of these assets, liabilities and results of operations.
IBM management believes the assumptions used to represent the results in the Combined Financial Statements are reasonable. However, the Combined Financial Statements included herein may not necessarily reflect the Businesses’ results of operations, financial position and cash flows in the future or what the results of operations, financial position and cash flows would have been had the Businesses operated as stand-alone entities during the periods presented.
The Businesses and their parent engage in intercompany transactions, and these Businesses rely on their parent for a substantial amount of their operational and administrative support, for which they are allocated costs on a basis that management believes are reasonable in the circumstances. The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had the Businesses been entities operated independently of the parent.

The Combined Financial Statements include allocations of certain IBM corporate expenses, including centralized research, legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other IBM corporate and infrastructure costs. The expense and cost allocations have been determined on bases that IBM considers to be a reasonable

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

reflection of the utilization of services provided or the benefit received by the Business during the periods presented.

IBM uses a centralized approach to cash management and financing of its operations. Transactions relating to the Businesses with the parent and other IBM related parties are accounted for through the IBM net investment account for the Businesses. Accordingly, none of the IBM cash, cash equivalents or debt at the corporate level has been allocated to the Businesses in the Combined Financial Statements. IBM manages its foreign currency cash exposure at the IBM Consolidated level as a result no related derivative hedges have been recorded in the Businesses Combined Financial Statements.

All references to dollar amounts in the Notes to the Combined Financial Statements are in US dollars. Within the financial statements and tables presented, certain columns and rows may not add due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

See Note D, “Transactions with IBM”, for further description of the relationships the Businesses have with IBM.

Carve Out Methodologies
Certain judgments have been made with respect to preparing certain financial statement accounts, as these activities have not previously been separately maintained in support of the Businesses. These financial statement accounts include:

CRM Revenue and Cost
CRM revenue and cost was determined based on ledger data that was discretely identified to the contracts associated with the CRM business and accounting adjustments related to those contracts.

CRM Selling, General and Administrative Expenses (“SG&A”)
CRM SG&A expenses were allocated based on the relative proportion of CRM business revenue to total IBM GPS revenue.

CRM Research, Development and Engineering (“RD&E”)
CRM RD&E expense was determined based on ledger data. Expenses included were either recorded based on identification of spending to specific departments or allocated to CRM based on the relative proportion of Business revenue to total IBM GPS revenue for expenses recorded at the GPS level.

CRM Accounts Receivable
CRM Accounts Receivable was determined at an individual invoice level by identifying the open Accounts Receivable invoices and accruals for the in scope CRM contracts in the IBM financial systems.

CRM Deferred Income and Deferred Transition Costs
CRM Deferred Income and Deferred Transition Costs were determined at an individual contract or service level in which CRM business revenue was present.

CRM Property, Plant and Equipment
CRM Property, Plant and Equipment was determined at an individual asset level by identifying the assets assigned to the Businesses’ employees and the assets assigned to specific departments.

CRM Accounts Payable
CRM Accounts Payable was derived from the IBM Accounts Payable system using the departments that were identified as supporting the individual contracts within the scope of the CRM business. Accounts

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Payable associated with legal entities in scope were allocated to CRM based on the relative proportion of the legal entity’s revenue in scope to the total legal entity’s revenue.

Employee Liabilities

Several approaches were used to determine the amount of Employee Liabilities recorded in the Combined Statement of Financial Position:

1)	For IIOS, the employee liabilities associated with this subsidiary’s employees are discretely identified and are recorded as such.

2)	For Business employees that are not part of a legal entity that has been carved out from GPS, the approach taken was as follows:

a.	Total IBM Employee Liability balances by country were compiled.

b.	The Business’ portion of these employee liabilities was determined based on the relative proportion of the identified Business’ employees as a percentage of the total IBM employees in each country.

c.	Retirement related liabilities, which represent participation in IBM sponsored plans, have not been allocated to the Business and are not included in this Combined Statement of Financial Position.

3)
For Business employees that are part of a legal entity that has been carved out from GPS and included in CRM, the Employee Liabilities (inclusive of retirement related liabilities) are discretely identifiable to the legal entity. Therefore, a portion of these liabilities were allocated to the Business based on the relative proportion of the identified Business’ employees as a percentage of the total legal entity’s employees.

Risks and Uncertainties
The Businesses have from inception operated as an integrated part of IBM. As a consequence, the Businesses have not operated on a stand-alone basis. The Businesses benefit from centralized IBM functions, such as global procurement and integrated supply chain management. These Combined Financial Statements may, therefore, not reflect the results of operations, financial position or cash flows that would have resulted had the Businesses been operated as a separate entity.
Liquidity
The ability of the Businesses to settle obligations as they come due is dependent on IBM funding their operations on an ongoing basis. IBM is committed to funding the operations as necessary to meet the obligations of the Businesses as they come due, for as long as the Businesses are owned and controlled by IBM.

Note B
Significant Accounting Policies

Principles of Combination

 The Combined Financial Statements have been prepared for the Businesses as they were historically managed within IBM’s management and measurement system for the period presented and include the historical assets, liabilities and operations for which the Businesses’ management is responsible, adjusted as necessary to conform to accounting principles generally accepted in the United States of America (GAAP). Several factors related to the presentation of the Combined Financial Statements have been considered, but

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

are not limited to, include: these Businesses are under common management, these Businesses provide services that deliver improved business results to clients through the strategic change and / or operation of the client’s business processes, applications and infrastructure, and both Businesses have been owned by IBM for the period presented in this report.

All significant intra-Business transactions within the Businesses have been eliminated. All inter-Business transactions are considered to be effectively settled for cash in the Combined Statement of Cash Flows at the time the transaction is recorded. Certain assets and liabilities of the Businesses, which are included in these Combined Financial Statements may, or may not, be indicative of the Businesses on a stand-alone basis.

 Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, costs, expenses and other comprehensive income/(loss) (OCI) that are reported in the Combined Financial Statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Businesses may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may ultimately be different from these estimates. These estimates include, but are not limited to: carve out methodologies, allowance for doubtful accounts, realization of deferred tax assets, multiple element arrangements allocation of arrangement fees, collectability assessments, costs to complete services contracts and recoverability of transition costs.

Revenue

The Businesses recognize revenue when it is realized or realizable and earned. The Businesses consider revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Delivery does not occur until services have been provided to the client, and either client acceptance has been obtained, client acceptance provisions have lapsed, or the Businesses have objective evidence that the criteria specified in the client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

Revenue from sales of third-party vendor products or services is recorded net of costs when the Businesses are acting as an agent between the client and the vendor and gross when the Businesses are a principal to the transaction. Several factors are considered to determine whether the Businesses are an agent or principal, most notably whether the Businesses are the primary obligor to the client, or has inventory risk. Consideration is also given to whether the Businesses add meaningful value to the vendor’s product or service, was involved in the selection of the vendor’s product or service, has latitude in establishing the sales price or has credit risk.

The Businesses report revenue net of any revenue-based taxes assessed by governmental authorities that are imposed on and concurrent with specific revenue-producing transactions. In addition to the general policies, the following are the specific revenue recognition policies for multiple-deliverable arrangements and for each major category of revenue.

Multiple-Deliverable Arrangements

The Businesses enter into revenue arrangements that may consist of multiple deliverable arrangements of its products and services, which may include any combination of services and software. To the extent that a

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

deliverable(s) in a multiple deliverable arrangement is subject to specific guidance (i.e., software) that deliverable(s) is accounted for in accordance with such specific guidance on whether and/or how to separate multiple-deliverable arrangements into separate units of accounting (separability) and how to allocate the arrangement consideration among those separate units of accounting (allocation). For all other deliverables in a multiple deliverable arrangement, the guidance below is applied for separability and allocation.

A multiple deliverable arrangement is separated into more than one unit of accounting if the following criteria are met:

•	The delivered item(s) has value to the client on a standalone basis; and

•
If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Businesses.

If these criteria are not met, the arrangement is accounted for as one unit of accounting which would result in revenue being recognized over the period services are provided or being deferred until the earlier of when such criteria are met or when the last undelivered element commences delivery.

If these criteria are met for each element and there is a relative selling price for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative selling price. The revenue policies described below are then applied to each unit of accounting, as applicable

Services

The CRM Business offers services which assist companies in managing relationships with its customers and include services such as call center solutions for customer fulfillment, customer service, marketing and sales support, managed services, and solutions across a health plan value chain. The IIOS Business offers policy administration and outsourcing across an insurance value chain. These services are provided on a time-and-material basis, as a fixed-price contract or as a fixed-price per measure of output contract and the contract terms range from less than one year to over five years.

Revenue from business process outsourcing services is recognized over the period the services are provided using either an objective measure of output or on a straight-line basis over the term of the contract. Under the output method, the amount of revenue recognized is based on the services delivered in the period.

From time to time services we will be requested to provide services on a time-and-material basis. Revenue from time-and-material contracts is recognized as labor hours are delivered and direct expenses are incurred.

If upfront services or design and build deliverables can be separated from the ongoing outsourcing services, the revenue for the upfront deliverable will be recognized using a percentage-of-completion (POC) method. Under the POC method, revenue is recognized based on the labor costs incurred to date as a percentage of the total estimated labor costs to fulfill the contract. If circumstances arise that change the original estimates of revenues, costs, or extent of progress toward completion, revisions to the estimates are made. These revisions may result in increases or decreases in estimated revenues or costs, and such revisions are reflected in income in the period in which the circumstances that gave rise to the revision become known by the Businesses.

The Businesses perform ongoing profitability analyses of its services contracts accounted for under the POC method in order to determine whether the latest estimates of revenues, costs and profits require

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

updating. If at any time these estimates indicate that the contract will be unprofitable, the entire estimated loss for the remainder of the contract is recorded immediately. In other services arrangements any losses are recorded as incurred.

In some services contracts, these Businesses are contractually permitted to bill the client prior to recognizing revenue from performing the services. Deferred income of $65.6 million at December 31, 2012 is included in the Consolidated Statement of Financial Position.

In other services contracts, the Businesses perform the services prior to billing the client. Unbilled accounts receivable of $ 57.9 million at December 31, 2012 is included in accounts receivable-trade in the Consolidated Statement of Financial Position.

Billings usually occur in the month after the Businesses perform the services or in accordance with specific contractual provisions.

Services Costs

Recurring operating costs for services contracts, including costs related to bid and proposal activities are recognized as incurred.

For fixed-price design and build deliverables, any costs of external software accounted for in conformity with the POC method of accounting are deferred and recognized based on the labor costs incurred to date, as a percentage of the total estimated labor costs to fulfill the contract. Where a contract is accounted for as a single unit of accounting and revenue is deferred until the run phase begins, the Businesses will defer and amortize certain eligible, fulfillment costs incurred in the initial phases of outsourcing contracts. These costs consist of transition and setup costs related to the installation of systems and processes and are amortized on a straight-line basis over the expected period of benefit, not to exceed the term of the contract.

Fixed assets acquired for use in the provision of services for outsourcing contracts are capitalized and depreciated on a straight-line basis over the expected useful life of the asset provided there are alternative uses for these fixed assets. However, if an asset is contract specific and without alternative uses, then the depreciation period is the shorter of the useful life of the asset or the contract term. The Businesses perform periodic reviews to assess the recoverability of deferred contract transition and setup costs. This review is done by comparing the estimated minimum remaining undiscounted cash flows of a contract to the unamortized contract costs. If such minimum undiscounted cash flows are not sufficient to recover the unamortized costs, an impairment loss is recognized.

Deferred services transition and setup costs were $121.9 million at December 31, 2012, and are reported in Other Assets on the Combined Statement of Financial Position.

In situations in which an outsourcing contract is terminated, the terms of the contract may require the customer to reimburse the Businesses for the recovery of unbilled accounts receivable, unamortized deferred costs incurred to purchase specific assets utilized in the delivery of services and to pay any additional costs incurred by the Businesses to transition the services. Most contracts have termination clauses with penalties payments designed to reimburse these Businesses for set up and related fulfillment costs. The Businesses’ history of collecting in accordance with the contractual termination clauses supports the recoverability of the deferred services transition and setup costs in the event of termination.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Expense and Other Income
Selling, General and Administrative

Selling, general and administrative (SG&A) expense is charged to income as incurred. Expenses of promoting and selling products and services are classified as selling expense and include such items as compensation, advertising, sales commissions and travel. General and administrative expense includes such items as compensation, legal costs, office supplies, non-income taxes, insurance and office rental. In addition, general and administrative expense includes other operating items such as an allowance for credit losses.

Research, Development and Engineering

RD&E costs for services are expensed as incurred principally related to the CRM Business. Certain RD&E costs, principally related to the IIOS Business, incurred for internally developed software that meets capitalization criteria, are capitalized on the Statement of Financial Position as part of Intangible Assets and are subsequently amortized on a straight line basis over the useful lives of these capitalized assets (two to seven years).

Other (Income) and Expense

Other (income) and expense primarily includes workforce related actions, interest income and foreign currency transaction gains and losses.

Business Combinations and Intangible Assets Including Goodwill

The Businesses account for business combinations using the acquisition method and accordingly, the identifiable assets acquired and the liabilities assumed, are recorded at their acquisition date fair values. Goodwill represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. The primary drivers that generate goodwill are the value of synergies between the acquired entities and the Businesses and the acquired assembled workforce, neither of which qualifies as an identifiable intangible asset.

Goodwill attributed to the acquisition of the wholly owned subsidiary IIOS is included in the Consolidated Financial Statements. Goodwill attributed to other legal entities previously acquired by IBM and recorded in GPS has been carved out as applicable to the CRM Business. Amortization of completed technology is recorded in cost, and amortization of all other intangible assets is recorded in SG&A expense. Acquisition-related costs, including advisory, legal, accounting, valuation and other costs, are expensed in the periods in which the costs are incurred. The results of operations of acquired businesses are included in the Consolidated Financial Statements from the acquisition date. Goodwill was $100.9 million at December 31, 2012.

Intangible assets of the IIOS Business were $1.6 million at December 31, 2012 and were comprised of capitalized software and customer contracts. The IIOS Business amortizes the cost of intangible assets over their estimated useful lives, which is between two to ten years.

Impairment

Goodwill is considered to be impaired whenever the implied fair value of the goodwill is less than its net book value. Long-lived assets and intangible assets, other than goodwill, are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Goodwill, intangible assets, and long-lived assets are tested annually for impairment and whenever changes in circumstances indicate impairment may exist. No adjustments or impairments were required in 2012 and the Businesses have no accumulated impairment losses.

Depreciation and Amortization

Property, plant and equipment are carried at cost and depreciated over their estimated useful lives using the straight-line method. The estimated useful lives of certain depreciable assets are as follows: building equipment, 10 to 20 years; furniture and fixtures, 3 to 10 years; and computer equipment, 1.5 to 5 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease term, rarely exceeding 10 years.

Defined Benefit Pension, Non pension Postretirement Benefit Plans and Defined Contribution Plans

The Businesses’ employees and IBM employees that provide direct support to the Businesses participate in certain IBM sponsored defined benefit pension plans, defined contribution plans and non pension postretirement benefit plans. The Businesses account for all defined benefit pension plans as multi-employer plans. An employer that participates in a multi-employer defined benefit plan is not required to report a liability beyond the contributions currently due and unpaid to the plan. As a consequence, no assets or liabilities relative to these retirement-related plans have been included in the Combined Statement of Financial Position except for those retirement related liabilities discussed in Employee Liabilities (#3) above. See Note M, “Retirement-Related Benefits,” for further information regarding the plans in which the Businesses’ employees participate.

Stock-Based Compensation

The Businesses’ employees and the IBM employees that provide direct support to the Businesses participate in IBM’s various stock-based incentive award plans. Stock-based compensation represents the cost related to stock-based awards granted to employees. The Businesses measure stock-based compensation cost at the grant date, based on the estimated fair value of the award and recognizes the cost on a straight-line basis (net of estimated forfeitures) over the employee requisite service period. The Businesses estimate the fair value of stock options using a Black-Scholes valuation model. The Businesses also grant its employees Restricted Stock Units (RSUs), including Retention Restricted Stock Units (RRSUs) and Performance Share Units (PSUs). RSUs are IBM stock awards granted to employees that entitle the holder to shares of common stock as the award vests, typically over a one- to five-year period. The fair value of the awards is determined and fixed on the grant date based on the IBM stock price, adjusted for the exclusion of dividend equivalents.

The Businesses record deferred tax assets for awards that result in deductions on the Parent company’s income tax returns, based on the amount of compensation cost recognized and the statutory tax rate in the jurisdiction in which it will receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the income tax return are recorded in additional paid-in capital (if the tax deduction exceeds the deferred tax asset) or in the Combined Statement of Earnings (if the deferred tax asset exceeds the tax deduction and no additional paid-in capital exists from previous awards).

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Income Taxes

The Businesses’ income taxes as presented are calculated on an as if separate tax return basis as practicable, although the Businesses’ operations have historically been included in IBM’s U.S. federal and state tax returns and non-U.S. tax returns.  IBM’s global tax model has been developed based on its entire portfolio of businesses.  Accordingly, the Businesses’ tax results as presented may not be fully reflective of the results that the Businesses would have generated on a stand-alone basis.

Income tax expense is based on reported income before income taxes.  Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes.  These deferred taxes are measured by applying currently enacted tax laws.  Valuation allowances are recognized to reduce deferred tax assets to the amount that is more likely than not to be realized.

As the Businesses’ operations have historically been included in IBM’s U.S. federal and state tax returns and non-U.S. tax returns, all current year tax liabilities have been settled through IBM’s net investment account in a manner consistent with how such taxes payable would have been settled with taxing authorities had the Businesses operated as a stand-alone entity.

Translation of Non-U.S. Currency Amounts

Assets and liabilities of non-U.S. subsidiaries that have a local functional currency are translated to United States (U.S.) dollars at year-end exchange rates. Translation adjustments are recorded in OCI.

Income and expense items are translated at the weighted-average rates of exchange prevailing during the year. These translation gains and losses are included in net income for the period in which exchange rates change.

Accounts Receivable--Trade

Receivables are recorded concurrent with billing and shipment of a product and/or delivery of a service to customers. All invoices are generally due upon receipt. The aging analysis of receivables is based on invoice date. Any receivables older than 90 days are considered past due. A reasonable estimate of probable net losses on the value of customer receivables is recognized by establishing an allowance for uncollectible trade receivables. The allowance is estimated based on a combination of write-off history, aging analysis and any specific, known troubled accounts.

 Note C
Accounting Changes

Standards Implemented
In July 2012, the FASB issued amended guidance that simplifies how entities test indefinite-lived intangible assets other than goodwill for impairment. After an assessment of certain qualitative factors, if it is determined to be more likely than not that an indefinite-lived intangible asset is impaired, entities must perform the quantitative impairment test. Otherwise, the quantitative test is optional. The amended guidance was effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Businesses elected to adopt this guidance for its 2012 impairment testing of indefinite-lived intangible assets performed in the fourth quarter. There was no impact in the consolidated financial results.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

In September 2011, the FASB issued amended guidance that simplified how entities test goodwill for impairment. After an assessment of certain qualitative factors, if it is determined to be more likely than not that the fair value of a reporting unit is less than its carrying amount; entities must perform the quantitative analysis of the goodwill impairment test. Otherwise, the quantitative test(s) is optional. The guidance was effective January 1, 2012 with early adoption permitted. The Businesses adopted this guidance for the 2011 goodwill impairment test. There was no impact in the consolidated financial results.

Note D
Transactions with IBM

Allocated Costs/Expenses
The Businesses receive support from IBM for certain expenses, such as sales coverage, marketing functions, accounting, treasury, procurement, legal, human resources, information technology, telecommunications, and other IBM corporate and sales support/infrastructure costs. Where practical, shared expenses are allocated to the Businesses on bases that IBM management considers appropriate and provides a reasonable reflection of the utilization of services provided or benefits received by the Businesses during the periods presented on a consistent basis. The allocation bases used include headcount, revenue, gross profit and operating expenses.

Allocated amounts included in the accompanying Combined Financial Statement of Earnings are as follows:

($ in millions)
December 31:	2012
Selling, general and administrative	$78.1
Research, development and engineering	0.3
Other (income) and expense	2.3
Total	$80.7

Note E
Property, Plant and Equipment

($ in millions)
At December 31:	2012
Computer equipment	$46.0
Leasehold improvements	5.9
Furniture and fixtures	4.9
Building improvements	0.2
Plant and other property—gross	57.0
Less: Accumulated depreciation	(38.9)
Plant and other property—net	$18.0
 Depreciation expense for the year ended December 31, 2012 was $8.9 million.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Note F
Intangible Assets

The following is a summary of the intangible asset balances by major asset class as of December 31, 2012:

($ in millions)
For the year ended December 31, 2012:	Capitalized Software	Customer Contracts	Total
Gross Carrying Amount	$1.6	$3.6	$5.2
Accumulated Amortization	(0.30)	(3.40)	(3.70)
Net Carrying Amount	$1.4	$0.2	$1.6

Amortization expense for the year ended December 31, 2012 was $0.2 million. The future amortization expense for each of the next four years relating to all intangible assets that are currently recorded in the Statement of Financial Position are estimated to be the following at December 31, 2012:

($ in millions)
2013	$0.5
2014	0.6
2015	0.0
2016	0.0
Total	$1.6

Note G
Other Assets

($ in millions)
At December 31:	2012	2012
	Current	Non-current
Deferred transition and setup costs and other deferred arrangements	$36.1	$85.8
Long-term deposits and maintenance	6.1	10.7
Other Assets	4.8	-
Prepaid Software	-	0.1
Total	$47.1	$96.6

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Note H
Other Accrued Expenses and Liabilities

($ in millions)
At December 31:	2012
Current
Accrued Costs for Services	$43.9
Defined Benefit Pension Plans	1.4
Total	$45.4

Note I
Contingencies and Commitments

From time to time, the Businesses are involved in claims, suits, investigations and proceedings that arise in the ordinary course of business, including actions with respect to contracts, intellectual property (IP), product liability, and environmental matters. In accordance with the relevant accounting guidance, the Businesses provide disclosures of matters for which the likelihood of material loss is at least reasonably possible. In addition, the Businesses also discloses matters based on its consideration of other matters and qualitative factors, including the experience of other companies in the industry, and investor, customer and employee relations considerations.

The Businesses record a provision with respect to a claim, suit, investigation or proceeding when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. At December 31, 2012 there were no liabilities recorded in the Combined Financial Statements.

Note J
Income Taxes

The Businesses’ income taxes as presented are calculated on a separate tax return basis as practicable, although the Businesses’ operations have historically been included in IBM’s U.S. federal and state tax returns and non-U.S. tax returns.  IBM’s global tax model has been developed based on its entire portfolio of businesses.  Accordingly, the Businesses’ tax results as presented may not be fully reflective of the results that the Businesses would have generated on a stand-alone basis.

Income tax expense is based on reported income before income taxes.  Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes.  These deferred taxes are measured by applying currently enacted tax laws.  Valuation allowances are recognized to reduce deferred tax assets to the amount that is more likely than not to be realized

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

($ in millions)
For the year ended December 31:	2012
Income before income taxes
U.S. operations	$(7.10)
Non-U.S. operations	70.4
Total income before income taxes	$63.3

The provision for income taxes by geographic operations is as follows:

($ in millions)
For the year ended December 31:	2012
U.S. operations	$1.8
Non-U.S. operations	30.3
Total provision for income taxes	$32.1

The components of the provision for income taxes by taxing jurisdiction are as follows:

($ in millions)
For the year ended December 31:	2012
U.S. federal
Current	$0.0
Deferred	0.6
0.6
U.S. state and local
Current	0.0
Deferred	0.1
0.1
Non-U.S.
Current	37.4
Deferred	(5.90)
31.5

Total provision for income taxes	$32.1

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

A reconciliation of the statutory U.S. federal tax rate to the Businesses’ effective tax rate is as follows:

($ in millions)
For the year ended December 31:	2012
Income tax at statutory rate	35%
Foreign tax differential	(12)%
State and local	0%
Valuation allowance	26%
Reserve for Uncertain Tax Positions	3%
Other	(1)%
Effective tax rate	51%

The Businesses’ operating results have historically been included in IBM’s U.S. federal and state and non-U.S. income tax returns.  The provision for income taxes in the Combined Financial Statements has been determined on a separate return basis as practicable.

As the Businesses’ operations have historically been included in IBM’s U.S. federal and state tax returns and non-U.S. tax returns, all current year tax liabilities have been settled through IBM’s net investment account in a manner consistent with how such taxes payable would have been settled with taxing authorities had the Businesses operated as a stand-alone entity.

The significant components of deferred tax assets and liabilities that are recorded in the Combined Statement of Financial Position were as follows:

Deferred Tax Assets

($ in millions)
At December 31:	2012
Domestic tax loss/credit carry forward	$14.9
Foreign tax loss/credit carry forwards	62.2
Deferred Income	7.5
Compensation and Benefits	11.1
Retirement Benefits	1.4
Depreciation	1.6
Other	14.7
Gross deferred tax assets	113.4
Less: valuation allowance	(75.80)
Net deferred tax assets	$37.7

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Deferred Tax Liabilities

($ in millions)
At December 31:	2012
Depreciation	$(0.5)
Goodwill and Intangible Assets	(5.0)
Deferred Transition Costs	(26.6)
Other	(0.1)
Gross deferred tax liabilities	$(32.2)

The deferred tax assets related to tax loss and credit carry forwards represent the tax effect of operational results through the year ended December 31, 2012 as calculated on a separate return basis.  Tax return attributes generated by the Businesses as calculated under the separate return methodology and not utilized by IBM historically may be retained by IBM.

The Businesses are required to assess the potential realization of its deferred tax assets and the need for a valuation allowance on a separate return basis, and exclude from that assessment any utilization of those deferred tax assets by IBM. The valuation allowance recorded by the Businesses are reflective of management's judgment as to deferred tax assets that are more likely than not of being realized based upon all available evidence of the Businesses. In general, the Businesses record a valuation allowance against net deferred tax assets for any jurisdiction that is in a cumulative loss position for the past three years. At December 31, 2012, the Businesses’ valuation allowance principally relates to deferred tax assets in Australia and the U.S.

As described in note D, “Transactions with IBM” the Businesses and IBM engage in extensive intercompany transactions.  While the Businesses believe that its relevant transactions with IBM were conducted in accordance with the “arm’s-length” standard, any adjustments to these intercompany transactions could result in changes to the Businesses’ pre-tax income and corresponding income tax provision for the periods presented.

Certain of these intercompany transactions are currently subject to review by U.S. and non-U.S. tax authorities and, as a result, tax liabilities have been recognized where, despite IBM’s belief that its tax return positions are supportable, certain positions may not be fully sustained upon review by the tax authorities. In accordance, the IBM tax liability relating to these uncertain tax positions has been apportioned to the Businesses as it relates to the intercompany transactions performed by the Businesses. As the Businesses have been a part of IBM's tax return groups historically, the Businesses may be held jointly and severally liable for certain of IBM's historical income tax liabilities that may be assessed.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

The amount of unrecognized tax benefits at December 31, 2012 increased by $1.7 million in 2012 to $6.8 million. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

($ in millions)
2012
Balance at January 1	$5.2
Additions based on tax positions related to the current year	1.7
Additions based on tax positions of prior years	0.0
Reductions for tax positions of prior years (including impacts due to a lapse in statue)	0.0
Settlements	0.0
Balance at December 31	$6.8

The additions to unrecognized tax benefits in 2012 are attributable to certain tax incentives and intercompany transactions in the Non-U.S.

There are $1.5 million of offsetting tax benefits in the U.S. associated with the correlative effects of potential transfer pricing adjustments, an increase of $0.4 million in 2012. However, as the U.S. was in a cumulative loss position at the end of 2012, any future profitability against which such benefits could be utilized cannot be anticipated. As such, a full valuation allowance was recognized.

Interest and penalties related to income tax liabilities are included in income tax expense. The amount of interest and penalties accrued increased by $0.3 million in 2012 to $0.4 million.

The company does not believe any of the existing unrecognized tax benefits will be settled within the next 12 months.

Undistributed accumulated earnings of the Businesses’ non-U.S. subsidiaries are indefinitely reinvested in non-U.S. operations. Accordingly, an incremental U.S. tax provision has not been provided for these earnings. An estimation of the amount of accumulated earnings of the Businesses’ non-U.S. subsidiaries and the related unrecorded U.S. deferred taxes as of December 31, 2012 is not practicable.

Note K
Research, Development and Engineering

RD&E expense was $6.4 million in 2012 for scientific research and the application of scientific advances to the development of new and improved products and their uses.

Note L
Rental Expense and Lease Commitments

Rental expense, including amounts charged to fixed assets, and excluding amounts previously reserved, was $26.8 million in 2012. Rental expense in agreements with rent holidays and scheduled rent increases is recorded on a straight-line basis over the lease term. Contingent rentals are included in the determination of rental expense as accruable. The Businesses have future operating lease commitments of $34.7 million

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

in 2013, $34.6 million in 2014, $25.9 million in 2015, $13.0 million in 2016, $5.1 million in 2017, $1.6 million beyond 2017. These amounts reflect activities primarily related to office space.

Note M
Stock-Based Compensation

The Businesses’ employees and the IBM employees that provide direct support to the Businesses participate in IBM’s various stock-based incentive award plans.

Stock-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized over the employee requisite service period.

The following table presents total stock-based compensation cost included in the Combined Statement of Earnings.

($ in millions)
For the year ended December 31:	2012
Cost	$4.0
Selling, general and administrative	2.6
Pre-tax stock-based compensation cost	6.6
Income tax benefits	(2.3)
Total stock-based compensation cost	$4.3

Total unrecognized compensation cost related to non-vested awards at December 31, 2012 was $13.7 million and is expected to be recognized over a weighted-average period of approximately three years.

Incentive Awards

Stock-based incentive awards are provided to the Businesses’ employees under the terms of IBM’s long-term performance plans (the “Plans”). The Plans are administered by IBM. Awards available under the Plans principally include stock options, restricted stock units, performance share units or any combination thereof.

The amount of shares originally authorized to be issued under IBM’s existing Plans was 274.1 million at December 31, 2012. In addition, certain incentive awards granted under previous plans, if and when those awards were canceled, could be reissued under the IBM’s existing Plans. As such, 66.2 million additional awards were considered authorized to be issued under the IBM’s existing Plans as of December 31, 2012. There were 121.2 million unused shares available to be granted under the Plans as of December 31, 2012.

Stock Options

Stock options are awards which allow the employee to purchase shares of IBM’s stock at a fixed price. Stock options are granted at an exercise price equal to the IBM’s average high and low stock price on the date of grant. These awards, which generally vest 25 percent per year, are fully vested four years from the date of grant and have a contractual term of 10 years.

The Businesses estimate the fair value of stock options at the date of grant using the Black-Scholes valuation model. Key inputs and assumptions used to estimate the fair value of stock options include the

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

grant price of the award, the expected option term, volatility of IBM’s stock, the risk-free rate and IBM’s dividend yield. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Businesses.

During the year ended December 31, 2012 neither IBM nor the Businesses granted stock options.

The following table summarizes option activity under the Plans during the years ended December 31, 2012.

	2012
	Weighted	Number of
	Average	Shares
	Exercise Price	Under Option
Balance at January 1	$90	60,122
Options exercised	86	(26,421)
Options canceled/expired	75	(560)
Balance at December 31	$94	33,141
Exercisable at December 31	$94	33,141

The shares under option at December 31, 2012 were in the following exercise price ranges:

	Options Outstanding and Exercisable
					Weighted Average
	Weighted	Number of	Aggregate		Remaining
	Average	Shares	Intrinsic		Contractual Life
Exercise Price Range	Exercise Price	Under Option	Value		(in Years)
$85 and under	$83	9,376	$1,021,283		0.9
$86–$105	97	21,919	2,065,851		1.9
$106 and over	106	1,847	158,040		1.1
	$94	33,141	$3,245,174	g	1.6

Exercises of Employee Stock Options

IBM settles employee stock option exercises primarily with newly issued common shares and, occasionally, with treasury shares. Total treasury shares held by IBM at December 31, 2012 were approximately 1,080 million.

Stock Awards

In lieu of stock options, the Businesses currently grants its employees stock awards. These awards are made in the form of Restricted Stock Units (RSUs), including Retention Restricted Stock Units (RRSUs), or Performance Share Units (PSUs).

The tables below summarize RSU and PSU activity under the Plans during the year ended December 31, 2012.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

RSUs

	2012
	Weighted
	Average	Number
	Grant Price	of Units
Balance at January 1	$129	178,442
RSUs granted	184	38,493
RSUs released	117	(63,364)
RSUs canceled/forfeited	139	(9,845)
Balance at December 31	$148	143,726

PSUs

	2012
	Weighted
	Average	Number
	Grant Price	of Units
Balance at January 1	$0	0
PSUs granted at target	187	633
Additional shares earned above target*	0	0
PSUs released	0	-
Balance at December 31**	$187	633
* Represents additional shares issued to employees after vesting of PSUs because final performance metrics exceeded specified targets.
** Represents the number of shares expected to be issued based on achievement of grant date performance targets. The actual number of shares issued depends on IBM’s performance against specified targets over the vesting period.

RSUs are stock awards granted to employees that entitle the holder to shares of common stock as the award vests, typically over a one- to five-year period. For RSUs awarded on or after January 1, 2008, dividend equivalents are not paid. The fair value of such RSUs is determined and fixed on the grant date based on IBM’s stock price adjusted for the exclusion of dividend equivalents.

The remaining weighted-average contractual term of RSUs at December 31, 2012 is the same as the period over which the remaining cost of the awards will be recognized, which is approximately three years.

PSUs are stock awards where the number of shares ultimately received by the employee depends on IBM’s performance against specified targets and typically vest over a three-year period. For PSUs, dividend equivalents are not paid. The fair value of each PSU is determined on the grant date, based on IBM’s stock price, adjusted for the exclusion of dividend equivalents, and assumes that performance targets will be achieved. Over the performance period, the number of shares of stock that will be issued is adjusted upward or downward based upon the probability of achievement of performance targets. The ultimate number of shares issued and the related compensation cost recognized as expense will be based on a comparison of the final performance metrics to the specified targets.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

IBM Employees Stock Purchase Plan

The Businesses’ employees and IBM employees that provide direct support to the Businesses participate in the IBM non-compensatory Employees Stock Purchase Plan (ESPP). The ESPP enables eligible participants to purchase full or fractional shares of IBM common stock at a 5 percent discount off the average market price on the day of purchase through payroll deductions of up to 10 percent of eligible compensation. Eligible compensation includes any compensation received by the employee during the year. The ESPP provides for offering periods during which shares may be purchased and continues as long as shares remain available under the ESPP, unless terminated earlier at the discretion of the IBM Board of Directors. Individual ESPP participants are restricted from purchasing more than $25,000 of common stock in one calendar year or 1,000 shares in an offering period.

Approximately 3.8 million shares were available for purchase under the ESPP at December 31, 2012.

Note N
Retirement-Related Benefits

The Businesses’ employees and IBM employees that provide direct support to the Businesses participate in IBM’s defined benefit pension plans, defined contribution plans, as well as nonpension postretirement benefit plans, primarily consisting of retiree medical benefits. These benefits form an important part of the Businesses’ total compensation and benefits program that is designed to attract and retain highly skilled and talented employees.

The following table presents a summary of the total retirement-related benefit plan’s impact recorded in the Combined Statement of Earnings.

($ in millions)
	U.S. Plans	Non-U.S. Plans	Total
For the year ended December 31, 2012:
Retirement-related plans cost:
Defined benefit and defined contribution plans cost	$2.2	$29.2	$31.4
Nonpension postretirement benefit plans cost	$1.5	$1.7	$3.2
Total	$3.7	$30.9	$34.6

Defined Benefit Pension Plans

The Businesses provide participants with defined benefit pension benefits via IBM’s defined benefit pension plans as well as IBM’s Supplemental Executive Retention Plan for certain U.S. executives of the Businesses.  At December 31, 2012, IBM’s defined benefit pension plans worldwide were 94 percent funded. The Businesses account for all defined benefit pension plans as multi-employer plans.  IBM charges the Businesses for the costs of these plans as determined by actuarial valuations.  The costs charged to the Businesses do not represent more than 5% of total costs for the plans. The assumptions underlying the actuarial valuations for the multi-employer pension plans are listed below.

The plans assets are generally invested in diversified portfolios that consist primarily of equity securities and fixed income securities.  Assumptions used to determine the net periodic pension (income)/cost for IBM’s principal pension plans during the following years:

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

	Defined Benefit Pension Plans
	U.S. Plans	Non-U.S. Plans
	2012	2012
Weighted-average assumptions used to measure net periodic (income)/cost for the year ended December 31
Discount rate	4.20%	4.28%
Expected long-term returns on plan assets	8.00%	6.26%
Rate of compensation increase*	N/A	2.43%

*Rate of compensation increase is not applicable to the U.S. defined benefit pension plans as benefit accruals ceased December 31, 2007 for all participants.
N/A—Not applicable

Defined Contribution Plans

Substantially all employees of the Businesses and employees that provide direct support to the Businesses are eligible to participate in IBM’s defined contribution plans.  U.S. regular full-time and part-time employees are eligible to participate in the IBM Savings Plan, which is a tax-qualified defined contribution plan under section 401(k) of the Internal Revenue Service Code. Effective January 1, 2008, under the IBM defined contribution plan, eligible employees receive a dollar-for-dollar match of their contributions up to 6 percent of eligible compensation for those hired prior to January 1, 2005, and up to 5 percent of eligible compensation for those hired after January 1, 2005. In addition, eligible employees are entitled to receive automatic contributions equal to 1, 2 or 4 percent of eligible compensation based on their eligibility to participate in the defined benefit pension plan as of December 31, 2007. Employees receive automatic contributions and matching contributions after the completion of one year of service.

Nonpension postretirement benefit plans

The Businesses provide postretirement benefits through IBM’s nonpension postretirement benefit plans.  These benefits primarily consist of medical and dental benefits as well as life insurance for retirees and eligible dependents. The Businesses account for all nonpension postretirement benefit plans as multi-employer plans.  IBM charges the Businesses for the costs of these plans as determined by actuarial valuations.

The nonpension postretirement benefit plans’ assets for all periods presented are primarily comprised of equity and fixed income investments.  The Businesses make payments from the Businesses’ funds as contributions to the multi-employer plans become due. Assumptions used to determine the net periodic pension (income)/cost for IBM’s nonpension postretirement benefit plans during the year follow:

	Nonpension Postretirement Benefit Plans
	U.S. Plans	Non-U.S. Plans
	2012	2012
Weighted-average assumptions used to measure net periodic cost for the year ended December 31
Discount rate	3.90%	7.37%
Expected long-term returns on plan assets	N/A	9.01%
 N/A—Not applicable

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Note O
Segment Information

The following tables reflect the results of operations of the Businesses’ segments consistent with the management and measurement system utilized within the Businesses. The segments represent components of the business for which separate financial information is available that is utilized on a regular basis in determining how to allocate resources and evaluate performance. Performance measurement is based on pre-tax income.

Management System Segment View

($ in millions)
For the year ended December 31, 2012:	CRM	IIOS	Total Segments
Total revenue	$ 1,219.1	$ 69.3	$ 1,288.4
Pre-tax income/(loss)	$ 50.6	$ 12.7	$ 63.3
Pre-tax income/(loss) margin	4.1%	18.4%	4.9%

Segment Assets and Other Items

The Businesses’ assets are primarily Accounts Receivable, Goodwill, Deferred Transition Costs and Plant, Property and Equipment and Deferred Taxes.

Management System Segment View

($ in millions)
For the year ended December 31, 2012:	CRM	IIOS	Total Segments
Assets	$ 365.4	$ 53.5	$ 418.9
Depreciation	8.4	0.4	8.9
Capital expenditures	8.5	3.6	12.0

Major Clients

The Businesses have three clients under long term services contracts whose total purchases each represent more than 10% of the Businesses' annual revenues. For the year ended December 31, 2012, these three clients' purchases under long term services contracts were approximately 38.9% of the Businesses’ annual revenues.

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Geographic Information

 The following provides information for those countries that are 10 percent or more of the specific category.

Revenue*

($ in millions)
For the year ended December 31:	2012
United States	$ 449.2
United Kingdom	402.9
Australia	137.3
Japan	133.0
Other countries	165.9
Total external revenue	$ 1,288.4
*Revenues are attributed to countries based on the location of the client.

Plant and Other Property-Net

($ in millions)
For the year ended December 31:	2012
United States	$ 4.3
Australia	4.0
China	2.2
India	2.0
Other countries	5.4
Total Plant and Other Property-Net	$ 18.0

Revenue by Classes of Similar Products or Services

The following table presents external revenue for similar classes of products or services within the Businesses’ reportable segments.

($ in millions)
For the year ended December 31:	2012
CRM:
Services	$ 1,219.1
Total CRM:	$ 1,219.1

IIOS:
Services and products	$ 69.3
Total IIOS	$ 69.3

Total Revenue	$ 1,288.4

Business Process Outsourcing Services, inclusive of International Business Machines Corporation's Customer Relationship Management and Insurance Outsourcing Businesses
December 31, 2012

Note P
Subsequent Events

The Financial Statements of the Businesses are derived from the financial statements of IBM. Accordingly, the Businesses have evaluated transactions for consideration as recognized subsequent events through the date of September 12, 2013. Additionally, the Businesses have evaluated transactions that occurred as of the issuance of these financial statements, September 12, 2013, for purposes of disclosure of unrecognized subsequent events.

On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law extending several business tax provisions through 2013. Certain of these provisions were reinstated retroactively to January 1, 2012. Accounting guidance requires that the effects of new legislation be recognized upon enactment. The American Taxpayer Relief Act of 2012 did not have any impact in the Combined financial results.